NU
                                    HORIZONS
                          ----------------------------
                         NU HORIZONS ELECTRONICS CORP.
   -------------------------------------------------------------------------
                        70 Maxess Road Melville, NY 11747
                         631-396-5000  Fax: 631-396-5060

Company Contact:  Paul Durando
                  Nu Horizons Electronics Corp.
                  631-396-5000

FOR IMMEDIATE RELEASE
---------------------

                  NU HORIZONS REPORTS FISCAL YEAR END 2005 AND
                       FOURTH QUARTER FISCAL 2005 EARNINGS

MELVILLE, NY, May 11, 2005--- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the fourth quarter and year ended February 28, 2005.

For the fiscal year ended February 28, 2005, net sales from continuing operations increased to $467.8 million from $345.9 million in the comparable period last year, an increase of 35%. Net income for fiscal 2005 was $3.0 million or $.18 per share on 16,877,147 basic shares outstanding, ($.17 per share on 17,768,649 diluted shares outstanding) compared with a net loss of $848,000, or $.05 per share on 16,729,163 shares outstanding in the year-earlier period.

Net sales for the fourth quarter increased to $114.20 million from $102.0 million for the comparable period last year, an increase of 12%. Net income for the current quarter was $116,000 or $0.01 per share on 16,891,647 basic shares outstanding ($.01 per share on 17,689,764 diluted shares outstanding), compared with a net income of $409,000 or $.02 per share on 16,859,766 basic shares outstanding ($.02 per share on 17,928,342 diluted shares outstanding) in the same period last year.

Arthur Nadata, Chairman of the Board and Chief Executive Officer of Nu Horizons states, "We are pleased to report a 35% increase in revenue year over year. Strong team execution across all major business units continues to penetrate new markets, resulting in design wins and transfer business to production sites around the world. Although the electronics industry appears to have flattened out, we remain optimistic that our design creation model will increase our customer base globally."

Mr. Nadata continued, "We continue to experience margin pressure, and, are taking the appropriate steps to mitigate this ongoing challenge. Our strategy of maintaining reasonable inventory levels and expanding into new territories, combined with continually improving our line card, support our continuous effort to increase shareholder value. We are quite pleased by the escalated global awareness and appeal for our business model and we believe our long term strategy is firmly on track. Management remains committed to managing the company to achieve long term growth objectives and we will not overreact to transient events, either positive or negative, that could veer us from this path."

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NUHC REPORTS FOURTH QUARTER FISCAL 2005 RESULTS                           PAGE 2

Mr. Nadata concluded, "I remain optimistic about our future growth prospects. We have made excellent progress in developing and executing on our Asian initiatives this past year. Sales in Asia increased to $100.9 million as compared to $59.3 million for the prior year's fiscal period, an increase of 70%. We believe Nu Horizons Asia is gaining traction with our suppliers and our multi-national and local customers. The Nu Horizons enhanced value, design creation model is being well accepted in the Asian market and we anticipate steady progress in this dynamic growth region."


A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing 1-800-231-9012, (international, dial 1-719-457-2617). A rebroadcast of the call will be available beginning at 7:00 pm ET at (888)-203-1112 (international, dial 1- 719-457-0820) Please refer to confirmation code 6990084. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

ABOUT NU HORIZONS ELECTRONICS CORP.

Nu Horizons is a leading distributor of high technology active components, including analog, communications, discretes, optical, logic & peripherals, memory, microcontrollers, system on chip (SOC), board level and computer system products to a wide variety of commercial original equipment manufacturers
(OEMs). With sales facilities in thirty-three locations across North America and Asia, and logistics centers in centralized locations throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product and solutions expertise to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com. The Company does not undertake any obligation to update its forward-looking statements.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.






                                (Tables Follows)

NUHC REPORTS FOURTH QUARTER FISCAL 2005 RESULTS                           PAGE 3

NU HORIZONS ELECTRONICS CORP.
Consolidated Statement of Operations

                                             For The Year Ended                     For The Three Months Ended
                                             ------------------                     --------------------------
                                          02/28/05          02/29/04                02/28/05         02/29/04

NET SALES                              $ 467,849,374     $ 345,863,877      $      114,222,492     $  102,023,822
                                    -----------------------------------------------------------------------------

COSTS AND EXPENSES
  Cost of sales                          390,267,994       284,903,097              95,383,758         85,249,298
  Operating expenses                      70,138,119        62,435,993              18,016,075         16,120,339
                                    -----------------------------------------------------------------------------
                                         460,406,113       347,339,090             113,399,833        101,369,637
                                    ------------------------------------------------------------------ ----------

INCOME (LOSS) FROM OPERATIONS              7,443,261        (1,475,213)                 822,659           654,185
                                    -----------------------------------------------------------------------------

OTHER (INCOME) EXPENSE
  Interest expense                         1,920,449           139,630                  565,259        27,458
  Interest income                           (57,342)          (345,782)                (15,391)       (2,563)
                                    -----------------------------------------------------------------------------
                                           1,863,107          (206,152)                  549,868       24,895
                                    -----------------------------------------------------------------------------


INCOME (LOSS) BEFORE PROVISION FOR
INCOME TAXES AND MINORITY INTEREST         5,580,154       (1,269,061)                   272,791      629,290

Provision (credit) for income taxes        2,022,752         (704,275)                    39,543      176,395
                                    -----------------------------------------------------------------------------

INCOME (LOSS) BEFORE MINORITY
INTERESTS                                  3,557,402         (564,786)                   233,248      452,895

  Minority interest in earnings of
   subsidiary                                483,993          283,213                    116,642       43,636
                                    -----------------------------------------------------------------------------

NET INCOME (LOSS)                      $   3,073,409       $  (847,999)            $     116,606     $ 409,259

                                    =============================================================================


NET INCOME (LOSS) PER COMMON SHARE:

  Basic                                         $.18            $(.05)                     $.01           $.02
                                    =============================================================================

  Diluted
                                                $.17         *  $(.05)                     $.01           $.02
                                    =============================================================================


WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
 Basic                                     16,877,147        16,729,163               16,891,647        16,859,766

 Diluted                                   17,768,649    *   16,729,163               17,689,764        17,928,342


Due to loss, the effect of stock options would be antidilutive for the 2004 fiscal year.


                                     (more)


NUHC REPORTS FOURTH QUARTER FISCAL 2005 RESULTS                           PAGE 4


                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                                    -ASSETS-
                                     ------
                                                                             February 28,   February 29,
CURRENT ASSETS:                                                                 2005           2004
                                                                            -------------- ---------------
    Cash                                                                 $     7,024,203   $ 12,469,973
      Accounts receivable - net of allowance for doubtful accounts of
      $4,581,812and $4,089,801 for 2005 and 2004, respectively                79,679,565     68,230,405
    Inventories                                                               81,696,415     68,729,081
    Prepaid expenses and other current assets                                  1,782,872        794,086
                                                                            -------------  ---------------
TOTAL CURRENT ASSETS                                                         170,183,055    150,223,545

PROPERTY, PLANT AND EQUIPMENT - NET                                            3,928,058      4,401,898

OTHER ASSETS:
    Subordinated note receivable                                               2,000,000      2,000,000
    Other assets                                                               1,688,187      1,552,728
                                                                            -------------  --------------

                                                                         $   177,799,300   $ 58,178,171
                                                                         ================  ===============

                     -LIABILITIES AND SHAREHOLDERS' EQUITY-
                      ------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                                     $    20,251,746   $  21,479,465
    Accrued expenses                                                           3,446,226       5,250,006
                                                                         ----------------  ---------------
TOTAL CURRENT LIABILITIES                                                     23,697,972      26,729,471
                                                                         ----------------  ---------------

LONG-TERM LIABILITIES:
    Revolving credit line                                                     22,800,000       5,300,000
    Deferred income taxes                                                      2,168,766         280,495
                                                                         ----------------- ---------------
TOTAL LONG-TERM LIABILITIES                                                   24,968,766       5,580,495
                                                                         ----------------- ---------------

MINORITY INTEREST IN SUBSIDIARIES                                              1,199,655       1,465,662
                                                                         ----------------- ---------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Preferred stock, $1 par value, 1,000,000 shares authorized; none
   issued or outstanding                                                          -                 -
  Common stock, $.0066 par value, 50,000,000 shares authorized;
   16,891,647  and 16,859,766 shares issued and outstanding for
   2005 and 2004, respectively                                                 111,485          111,275
  Additional paid-in capital                                                44,089,809       43,934,877
   Retained earnings                                                         83,724,169       80,650,760
   Other accumulated comprehensive income (loss)                                  7,444        (294,369)
                                                                         ---------------   ---------------
TOTAL SHAREHOLDERS'EQUITY                                                    127,932,907      124,402,543
                                                                         ---------------   ---------------

                                                                         $   177,799,300   $  158,178,171
                                                                         ===============   ===============



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